Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-190766 and 333-168976 on Form S-1, Nos. 333-152969 and 333-204492 on Form S-3, and Nos. 333-58199, 333-35758, 333-75594, 333-115622, 333-135907, 333-161448, 333-166892, and 333-193926 on Form S-8 of Consumer Portfolio Services, Inc. of our report dated March 13, 2019 relating to the financial statements and effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP
Crowe LLP

Costa Mesa, California
March 13, 2019